EXHIBIT NO. 10.1

SECOND AMENDMENT TO CREDIT AGREEMENT

THIS SECOND AMENDMENT TO CREDIT AGREEMENT (this "Second Amendment") is dated as of January 31, 2002 among GERBER SCIENTIFIC, INC. (the "Borrower"), WACHOVIA BANK, N.A., as Agent (the "Agent") and WACHOVIA BANK, N.A., FLEET NATIONAL BANK, BNP PARIBAS, JPMORGAN CHASE BANK (FORMERLY THE CHASE MANHATTAN BANK), ABN AMRO BANK N.V., CITIZENS BANK OF MASSACHUSETTS, FIRST UNION NATIONAL BANK, HARRIS TRUST AND SAVINGS BANK and MELLON BANK, N.A. (collectively, the "Banks");

W I T N E S S E T H:

WHEREAS, the Borrower, the Agent and the Banks executed and delivered that certain Amended and Restated Credit Agreement, dated as of March 14, 2001, as amended by First Amendment to Credit Agreement dated as of July 23, 2001 (as so amended, the "Credit Agreement");

WHEREAS, the Borrower has requested and the Agent and the Banks have agreed to certain amendments to the Credit Agreement, subject to the terms and conditions hereof;

NOW, THEREFORE, for and in consideration of the above premises and other good and valuable consideration, the receipt and sufficiency of which hereby is acknowledged by the parties hereto, the Borrower, the Agent and the Banks hereby covenant and agree as follows:

    Definitions. Unless otherwise specifically defined herein, each term used herein which is defined in the Credit Agreement shall have the meaning assigned to such term in the Credit Agreement. Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Credit Agreement shall from and after the date hereof refer to the Credit Agreement as amended hereby.
    Amendment to Section 1.01. Section 1.01 of the Credit Agreement hereby is amended by adding the following new definitions in appropriate alphabetical sequence, and, to the extent any such defined terms were previously included in the Credit Agreement, by deleting such previous definitions:

    "Approved Depositary" has the meaning set forth in the Security Agreement.

    "Approved Intermediary" has the meaning set forth in the Security Agreement.

    "Capital Expenditures" means for any period the sum of all capital expenditures incurred during such period by the Borrower and its Consolidated Subsidiaries, as determined in accordance with GAAP; provided that Capital Expenditures shall not include capitalized interest or any amortized deferred financing costs which are included in the computation of Consolidated Interest Expense.

    "Cash Collections" has the meaning set forth in the Security Agreement.

    "Cash Management Agreements" means, individually and collectively, as the context shall require, any agreements between the Borrower, on the one hand, and any Bank, on the other hand, whether now or hereafter in effect, pursuant to which such Bank provides Cash Management Services, and all amendments thereto, supplements thereof, and replacements therefor.

    "Cash Management Services" shall mean cash management services for operating, collection, payroll and trust accounts of the Borrower and/or its Subsidiaries provided by a Cash Management Services Provider and/or its Affiliates, including, without limitation, automatic clearing house services, control disbursement services, electronic funds transfer services, information reporting services, lockbox services, stop payment services, and wire transfer services.

    "Cash Management Services Obligations" means any and all obligations of the Borrower and/or any of its Subsidiaries to any Cash Management Services Provider and/or any of its Affiliates under any of the Cash Management Agreements or otherwise relating to any of the Cash Management Services.

    "Cash Management Services Provider" means any Bank or Affiliate thereof which provides Cash Management Services to the Borrower and/or any of its Affiliates under any of the Cash Management Agreements or otherwise relating to any of the Cash Management Services, in its capacity as the provider of such services.

    "Collateral" means (i) the Pledged Stock, (ii) the Intercompany Notes, (iii) all of the personal property described in the Security Agreement; (iv) all of the Designated Real Property, (v) the German Collateral and (vi) the UK Collateral.

    "Commitment Reduction Dates" means (i) the Second Amendment Effective Date, and (ii) April 30, 2002.

    "Consolidated EBITDA" means at any date the sum of the following, on a consolidated basis in accordance with GAAP for the Borrower and its Consolidated Subsidiaries, calculated at the end of each Fiscal Quarter for the Fiscal Quarter most recently ended and the immediately preceding 3 Fiscal Quarters (and (1) with respect to any Consolidated Subsidiary acquired during such 4 Fiscal Quarter period, such Consolidated Subsidiary shall be included on a pro forma, historical basis as if it had been a Consolidated Subsidiary during such entire 4 Fiscal Quarter period, and (2) from and after an Approved Gerber Coburn Sale, Gerber Coburn shall be excluded from such calculations in the Fiscal Quarter of the sale and the immediately preceding 3 Fiscal Quarters): (i) Consolidated Net Income; plus (ii) Consolidated Interest Expense; plus (iii) Consolidated Taxes; plus (iv) depreciation expense; plus (v) amortization expense; plus (vi) for all periods prior to (but not including or after) the Third Fiscal Quarter of the 2002 Fiscal Year, other non-cash charges.

    "Consolidated Net Income" means, for any period, the sum of: (1) Net Income of the Borrower and its Consolidated Subsidiaries determined on a consolidated basis (and with respect to any Consolidated Subsidiary acquired during a 4 consecutive Fiscal Quarter period, such Consolidated Subsidiary shall be included on a pro forma, historical basis as if it had been a Consolidated Subsidiary during such entire 4 Fiscal Quarter period), but excluding (i) extraordinary items and (ii) any equity interests of the Borrower or any Subsidiary in the unremitted earnings of any Person that is not a Subsidiary; plus (2) pension curtailment expense anticipated to be incurred in the 2002 Fiscal Year; plus (3) an anticipated loss on the sale of the Sullivan Avenue Property, plus (4) Special Restructuring Charges.

    "German Collateral" means the real property, buildings, improvements and fixtures comprising a manufacturing and warehouse facility owned by Spandex or its subsidiary, H Brunner GmbH, located at Am Risisee 11, 77855 Achern 16 (Gamshurst), Germany.

    "German Collateral Documents" mean, with respect to the German Collateral, in each case in form and substance reasonably satisfactory to the Agent and in favor of the Agent, for the ratable benefit of the Banks, to secure the Secured Obligations: (i) the notarial deed for the creation of an unconditional mortgage (Grundschuld) on the real property portion thereof suitable for the registration in the real estate register (Buchgrundschuld); and (ii) such other documents and instruments as the Agent may reasonably request with respect to the German Collateral.

    "Mandatory Prepayment Amount" means, as of the date of determination, the aggregate amount of all mandatory prepayments actually made as of such date, from and after the Second Amendment Effective Date, pursuant to Section 2.10(c).

    "Net Proceeds of Debt" means, in connection with the issuance or incurrence by the Borrower or any Subsidiary of any Debt of the types described in clauses (i), (ii), or (vi) of the definition of "Debt", other than Debt from the Borrower or any Subsidiary to the Borrower or any other Subsidiary (but not including in "Net Proceeds of Debt", or any replacements, refundings or refinancings of existing Debt, except to the extent, if any, that the principal amount thereof is increased), the cash proceeds received from such issuance or incurrence, net of attorneys' fees, investment banking fees, agent's fees, facility fees, accountants' fees and other customary fees and expenses actually incurred in connection therewith.

    "Permitted Petty Cash Depositary Accounts" has the meaning set forth in the Security Agreement.

    "Second Amendment Effective Date" means January 31, 2002.

    "Secured Obligations" means (i) the Revolver Obligations, (ii) all Hedge Obligations; (iii) all Cash Management Services Obligations; and (iv) all other Secured Obligations, including Enforcement Costs, described in any of the Security Documents.

    "Secured Parties" means the Collateral Agent and (i) the Agent and the Banks, with respect to the Revolver Obligations, (ii) the Hedge Providers, with respect to the Hedge Obligations, and (iii) the Cash Management Services Providers, with respect to the Cash Management Services Obligations.

    "Security Documents" means the Pledge Agreements, the Security Agreement, any control agreement executed pursuant to Section 3.1.11 of the Security Agreement, the Hazardous Materials Indemnity Agreements, the Mortgages, the German Collateral Documents and the UK Collateral Documents.

    "Special Restructuring Charges" means, as of any date of determination, cash restructuring charges anticipated to be taken in the 2002 Fiscal Year, which (i) have actually been taken as of the date of determination, (ii) pertain to employee separation, (iii) do not exceed in the aggregate $5,000,000 and (iv) are rounded to the nearest $1,000.

    "Sullivan Avenue Property" means the Property of the Borrower consisting of unimproved land and located at 425 Sullivan Avenue, South Windsor, Connecticut.

    "UK Collateral" means the real property, buildings, improvements and fixtures comprising a manufacturing and warehouse facility owned by Spandex or its subsidiary, Ultramark Adhesive Products Ltd, located at 38 Port Royal Avenue, Lune Industrial Estate, Lancaster UK LA15QP.

    "UK Collateral Documents" mean, with respect to the UK Collateral, in each case in form and substance reasonably satisfactory to the Agent and in favor of the Agent, for the ratable benefit of the Banks, to secure the Secured Obligations: (i) a fixed charge on the UK Collateral, including a limited and exculpated guaranty of the Secured Obligations; and (ii) such other documents and instruments as the Agent may reasonably request with respect to the UK Collateral.

    Amendment to Section 2.02(a)(iv). Section 2.02(a)(iv) of the Credit Agreement is amended by deleting it in its entirety, and substituting the following therefor:

    (iv) in the case of a Fixed Rate Borrowing, the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period; provided that if a Commitment Reduction Date is scheduled to occur during the Interest Period so selected, and as a result thereof (but for this proviso) the Borrower shall become obligated to prepay or repay all or any portion of the Loans on such Commitment Reduction Date pursuant to Section 2.10, then a portion of such Fixed Rate Borrowing which is equal to the amount of the Loans that would otherwise be so prepaid or repaid on such Commitment Reduction Date either (A) shall have applicable thereto an Interest Period or Interest Periods, as selected by the Borrower, ending on or before the Commitment Reduction Date on which Loans corresponding in amount to such portion would otherwise be prepaid or repaid, or (B) shall instead be made as a Base Rate Borrowing.

    Amendment to Section 2.05(a). Section 2.05(a) of the Credit Agreement hereby is amended by deleting it in its entirety, and substituting the following therefor:

    "Applicable Margin" means: (i) for the period commencing on the Second Amendment Effective Date to and including the first Performance Pricing Determination Date after the Second Amendment Effective Date, (x) for any Base Rate Loan, 1.00% and (y) for each Fixed Rate Loan, 2.75% and (ii) from and after the first Performance Pricing Determination Date after the Second Amendment Effective Date, the percentage determined on each Performance Pricing Determination Date by reference to the table set forth below, the type of Loan and the Leverage Ratio for the quarterly or annual period ending immediately prior to such Performance Pricing Determination Date.

Leverage Ratio < 2.0 to 1.0	Base Rate Applicable Margin 0.00%	Euro-Dollar Rate Applicable Margin 1.175%
≥ 2.0 to 1.0 but < 2.5 to 1.0	0.00%	1.50%
≥ 2.5 to 1.0 but < 3.0 to 1.0	0.00%	2.00%
≥ 3.0 to 1.0 but < 3.5 to 1.0	1.00%	2.25%
≥ 3.50 to 1.0 but < 4.25 to 1.0	1.00%	2.75%
≥ 4.25 to 1.0	1.00%	3.25%

  In determining interest for purposes of this Section 2.05 and fees for purposes of Section 2.06(ii), the Borrower and the Banks shall refer to the Borrower's most recent consolidated quarterly and annual (as the case may be) financial statements delivered pursuant to Section 5.01(a) or (b), as the case may be. If such financial statements require a change in interest pursuant to this Section 2.05 or fees pursuant to Section 2.06(ii), the Borrower shall deliver to the Agent, along with such financial statements, a notice to that effect, which notice shall set forth in reasonable detail the calculations supporting the required change. The "Performance Pricing Determination Date" is the date on which such financial statements are delivered pursuant to Section 5.01(a) or (b), as applicable. Any such required change in interest and fees shall become effective on such Performance Pricing Determination Date, and shall be in effect until the next Performance Pricing Determination Date, provided that: (x) for Fixed Rate Loans, changes in interest shall only be effective for Interest Periods commencing on or after the Performance Pricing Determination Date; (y) in the event the financial statements are not timely delivered pursuant to Section 5.01(a) or (b), the Applicable Margin shall be the highest percentage set forth above, until such financial statements are delivered, and (z) no fees or interest shall be decreased pursuant to this Section 2.05 or Section 2.06(ii) if a Default is in existence on the Performance Pricing Determination Date.

  Amendment to Section 2.06. Section 2.06 of the Credit Agreement hereby is amended by deleting it in its entirety, and substituting the following therefor:

  Section 2.06. Fees. The Borrower shall pay to the Agent: (i) for the sole account of the Agent, the fees payable to it pursuant to the Arranger's Letter Agreement, payable at the times specified therein; and (ii) for the ratable account of each Bank, a facility fee, calculated in the manner provided in the last paragraph of Section 2.05(a), if applicable, on the aggregate daily amount of such Bank's Commitment (without taking into account the amount of the outstanding Loans made by such Bank, but including such Bank's ratable share of its Commitment as it relates to the full $5,000,000 maximum amount of the Special Restructuring Charges for purposes of computing the Commitments, whether or not such maximum amount of the Special Restructuring Charges have actually been taken as of the date of determination), at a rate per annum equal to (i) for the period commencing on the Second Amendment Effective Date to and including the first Performance Pricing Determination Date after the Second Amendment Effective Date, 0.50% and (ii) from and after the first Performance Pricing Determination Date, the percentage determined on each Performance Pricing Determination Date by reference to the table set forth below and the Leverage Ratio for the quarterly or annual period ending immediately prior to such Performance Pricing Determination Date:

Leverage Ratio	Facility Fee
< 2.0 to 1.0	0.20%
≥ 2.0 to 1.0 but < 2.5 to 1.0	0.25%
≥ 2.5 to 1.0 but < 3.0 to 1.0	0.30%
≥ 3.0 to 1.0 but < 3.5 to 1.0	0.40%
≥ 3.50 to 1.0 but < 4.25 to 1.0	0.50%
≥ 4.25 to 1.0	0.75%

  Such facility fees shall accrue from and including the Second Amendment Effective Date up to the Termination Date and shall be payable on each March 31, June 30, September 30 and December 31 and on the Termination Date.

  Amendment to Section 2.07. Section 2.07 of the Credit Agreement hereby is amended by deleting it in its entirety, and substituting the following therefor:

  SECTION 2.07. Optional Termination or Reduction of Commitments. The Borrower may, upon at least 3 Domestic Business Days' notice to the Agent, terminate at any time, or proportionately reduce the Unused Commitment from time to time by an aggregate amount of at least $5,000,000 and any larger incremental multiple of $1,000,000. The Borrower hereby irrevocably and voluntarily elects to reduce the Commitments to the Commitment levels set forth below on the Commitment Reduction Dates set forth below (to the extent not already reduced to or below such levels as a result of the application of Section 2.08(b)):

Commitment Reduction Date	New Commitment Level
Second Amendment Effective Date	the sum of (i) $150,000,000, plus (ii) the aggregate amount of all Special Restructuring Charges (but not in excess of the amount set forth in clause (iii) of the definition of such term)
April 30, 2002

  the sum of (i) $140,000,000, plus (ii) the aggregate amount of all Special Restructuring Charges (but not in excess of the amount set forth in clause (iii) of the definition of such term), less (iii) any Mandatory Prepayment Amount.

  Amendment to Sections 2.10(c) and (d). Each of Sections 2.10(c) and (d) of the Credit Agreement is amended by deleting it in its entirety, and substituting the following therefor:

  (c) If at any time after the Second Amendment Effective Date the Borrower or any Subsidiary shall receive Net Cash Proceeds of Asset Dispositions, Net Proceeds of Debt or Net Proceeds of Capital Stock, the Borrower shall, within 3 Domestic Business Days after such receipt, prepay the Loans by an amount equal to: (i) 100% of such Net Cash Proceeds of Asset Dispositions; (ii) 100% of such Net Proceeds of Debt; and (iii) 100% of Net Proceeds of Capital Stock; provided, however, that as to clauses (ii) and (iii), from and after Net Proceeds of Debt and Net Proceeds of Capital Stock have been paid pursuant hereto after the Second Amendment Effective Date in an aggregate amount equal to or greater than $30,000,000, and provided that the Leverage Ratio does not exceed 2.5 to 1.0 at the time of receipt of such aggregate Net Proceeds of Debt or Net Proceeds of Capital Stock, further mandatory prepayment of the Loans pursuant to clauses (ii) and (iii) of this paragraph shall be in amount equal to 75% of such Net Proceeds of Debt and Net Proceeds of Capital Stock. Each such payment or prepayment shall be accompanied by a detailed calculation showing all deductions from gross proceeds in order to arrive at Net Cash Proceeds of Asset Dispositions, Net Proceeds of Debt or Net Proceeds of Capital Stock.

  (d) Each such payment or prepayment under paragraphs (a), (b) or (c) above shall be applied ratably to the Loans of the Banks outstanding on the date of payment or prepayment in the following order of priority: first, to Base Rate Loans, and then to Euro-Dollar Loans or Foreign Currency Loans, at the option of the Borrower; provided, that if and to the extent any such payment or prepayment on account of Euro-Dollar Loans or Foreign Currency Loans would be made other than on the last day of the Interest Period therefor and would give rise to a requirement for payment of compensation pursuant to Section 8.05(a), such amount shall be retained by the Administrative Agent as cash collateral for such Euro-Dollar Loans or Foreign Currency Loans until the last day of such Interest Period, and then applied thereto.

  Amendment to Section 5.01(c) and (d). Section 5.01(c) and (d) of the Credit Agreement is amended by deleting it in its entirety, and substituting the following therefor:

  (c) as soon as available and in any event within 30 days after the end of each of Fiscal Month, (i) a consolidating balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such Fiscal Month and a consolidating statement of earnings for the Borrower, to include each of Gerber Scientific Products, Inc., Gerber Technology, Inc. and Gerber Coburn (until an Approved Gerber Coburn Sale) and Spandex, and any other Subsidiary requested by the Agent to be so included, for such Fiscal Month; (ii) a financial review in form and substance as presented to the Banks on December 27, 2001, which includes a consolidated summary and summary by Subsidiary of specific financial events described therein which affect revenue, earnings and cash flow, and a consolidated statement of cash flow, and performance against budget with respect to each such item and with respect to the balance sheet and statement of earnings described in clause (i) above; and (iii) a report, in form and substance reasonably satisfactory to the Agent, which summarizes, by type or category of Collateral, the book value of the Collateral; and (iv) a report, in form and substance reasonably satisfactory to the Agent, which summarizes, by location and type of Investment, all cash and short term Investments outside the United States of America (including its states, territories and possessions and the District of Columbia) and not maintained with the Agent, any Bank or an Approved Depositary.

  (d) simultaneously with the delivery of each set of financial statements referred to in paragraphs (a) and (b) above, a certificate, substantially in the form of Exhibit F (a "Compliance Certificate"), of the chief financial officer or the chief accounting officer of the Borrower (i) setting forth in reasonable detail the calculations required to establish whether the Borrower was in compliance with the requirements of Sections 5.16 through 5.18, inclusive, 5.20 through 5.23, inclusive, and 5.27 and 5.28, on the date of such financial statements and (ii) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

  Amendment to Section 5.17. Section 5.17 of the Credit Agreement hereby is amended by deleting it in its entirety, and substituting the following therefor:

  SECTION 5.17 Investments. Neither the Borrower nor any of its Subsidiaries shall make Investments in any Person except as permitted by Section 5.16 and except Investments in (i) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America or the United Kingdom, in each case maturing within one year, (ii) certificates of deposit, banker's acceptances and time deposits maturing within 6 months from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any commercial bank organized under the laws of the United States of America or any State thereof or under the laws of any jurisdiction in which the Borrower or any of its Subsidiaries is doing business, provided that such bank or its rated Affiliate is rated A1 or the equivalent by S&P or A+ or the equivalent thereof by Moody's, (iii) commercial paper maturing within 9 months from the date of acquisition thereof and, at such date of acquisition, rated A1 or the equivalent thereof by S&P or P1 or the equivalent thereof by Moody's, (iv) tender bonds the payment of the principal of and interest on which is fully supported by a letter of credit issued by a United States bank whose long-term certificates of deposit are rated at least AA or the equivalent thereof by S&P and Aa or the equivalent thereof by Moody's, (v) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (i) above and entered into with a financial institution satisfying the criteria described in clause (ii) above, (vi) Investments existing on the date of the Original Agreement and set forth on Schedule 5.17, to the extent such Investments would not be permitted under any other clause of this Section, and Investments made as part of the UK Reorganization, subject to satisfaction of the UK Reorganization Conditions, (vii) Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business, (viii) Hedging Agreements entered into to mitigate interest rate, exchange rate, commodity price or other risks incurred by the Borrower and the Subsidiaries in the ordinary course of business and not for speculative purposes, (ix) Investments in Guarantors and/or (x) other Investments which do not violate Section 5.03 and which do not at any time exceed (A) $10,000,000 for any Investment, or (B) $30,000,000 in the aggregate for all Investments made after the Closing Date, so long as, after giving effect to such Investment, the Leverage Ratio does not exceed 2.0 to 1.0 and the Borrower has delivered to the Agent prior to making any such Investment a pro forma Compliance Certificate that is acceptable to Agent in all material respects, demonstrating compliance with the foregoing and with Sections 5.20, 5.22 and 5.23, provided, however, that immediately after giving effect to the making of any Investment, no Default shall have occurred and be continuing. Notwithstanding anything in the foregoing to the contrary, the Borrower and its Subsidiaries shall not maintain, or permit to be maintained, more than an aggregate amount of the Dollar Equivalent of (1) $13,000,000 on any one Fixed Rate Business Day or (2) $10,000,000 on any 7 consecutive Fixed Rate Business Days in cash and short term Investments outside the United States of America (including its states, territories and possessions and the District of Columbia) and not maintained with the Agent, a Bank or an Approved Depositary.

  Amendment to Section 5.20. Section 5.20 of the Credit Agreement hereby is amended by deleting it in its entirety, and substituting the following therefor:

  SECTION 5.20. Minimum Consolidated Net Worth. Consolidated Net Worth will at no time be less than $240,000,000, less the amount of any non-cash loss from the sale of Gerber Coburn in an Approved Gerber Coburn Sale and less the amount of restructuring charges recorded in the fourth Fiscal Quarter of the 2001 Fiscal Year, not to exceed $30,000,000, and excluding any change in the "accumulated other comprehensive income/(loss)" component of shareholders' equity after January 31, 2001, plus the sum of: (i) 75% of the cumulative Consolidated Net Income of the Borrower and its Consolidated Subsidiaries during any period after the Closing Date (taken as one accounting period), calculated quarterly at the end of each Fiscal Quarter but excluding from such calculations of Consolidated Net Income for purposes of this clause (i), any Fiscal Quarter in which the Consolidated Net Income of the Borrower and its Consolidated Subsidiaries is negative; and (ii) 100% of the cumulative Net Proceeds of Capital Stock received during any period after the Closing Date, calculated quarterly at the end of each Fiscal Quarter.

  Amendment to Section 5.21. Section 5.21 of the Credit Agreement hereby is amended by deleting it in its entirety, and substituting the following therefor:

  SECTION 5.21. Leverage Ratio. The Leverage Ratio will not at any time exceed the applicable ratios set forth below during the period from the last day of each Fiscal Quarter set forth below through and including the day immediately prior to the last day of the next Fiscal Quarter set forth below (references are to Fiscal Quarters and Fiscal Years):

Fiscal Quarter	Ratio
3rd FQ of FY2002	4.00 to 1.0
4th FQ of FY2002	3.85 to 1.0 (or 3.75 to 1.0 from and after the sale of the Sullivan Avenue Property)
All FQ's of FY 2003	2.50 to 1.0.
  Amendment to Section 5.22. Section 5.22 of the Credit Agreement hereby is amended by deleting it in its entirety, and substituting the following therefor:

  SECTION 5.22. Consolidated Fixed Charges Coverage Ratio. At the end of each Fiscal Quarter, the Consolidated Fixed Charges Coverage Ratio shall not have been less than the applicable ratios set forth below for the applicable periods set forth below (references are to Fiscal Quarters and Fiscal Years):

Fiscal Quarter	Ratio
3rd FQ of FY2002	1.3 to 1.0
4th FQ of FY2002	1.3 to 1.0
All FQ's of FY 2003	1.5 to 1.0.
  New Section 5.26(e) and (f). New Sections 5.26(e) and (f) hereby are added to the Credit Agreement as follows:

  (e) The Borrower shall: (i) within 90 days after the Second Amendment Effective Date, cause Spandex (or H Brunner GmbH, as applicable) to execute and deliver to the Agent the mortgage described in the definition of German Collateral Documents, and within 60 days of written request therefor by the Agent, the Borrower shall cause to be delivered to the Agent such appraisals, environmental reports, excerpts from the public registry showing the status of title, officer's certificates and organizational documents as the Agent may reasonably request and opinions of counsel pertaining to the foregoing reasonably acceptable to the Agent; and (ii) within 90 days after the Second Amendment Effective Date, cause Spandex (or Ultramark Adhesive Products Ltd, as applicable) to execute and deliver to the Agent the fixed charge described in the definition of UK Collateral Documents, and within 60 days of written request therefor by the Agent, the Borrower shall cause to be delivered to the Agent such appraisals, environmental reports, excerpts from the central companies registry and excerpts from the land registry showing the status of title, officer's certificates and organizational documents as the Agent may reasonably request and opinions of counsel pertaining to the foregoing reasonably acceptable to the Agent. The German Collateral Documents and the UK Collateral Documents, as appropriate, shall be recorded in the public registry or central companies registry, as applicable, at the sole cost and expense of the Borrower. The Borrower represents and warrants that neither it nor any Subsidiary owns any real property located outside the United States of America (including its states, territories and possessions and the District of Columbia) having a book value in excess of $1,000,000, other than the German Collateral and the UK Collateral.

  (f) As more fully set forth in, and from and after the relevant dates set forth in, Section 3.1.11 of the Security Agreement, all depositary accounts of the Borrower and the Guarantors maintained in the United States of America (including its states, territories and possessions and the District of Columbia), other than Permitted Petty Cash Depositary Accounts, shall be maintained with the Agent, one or more of the Banks, and/or one or more Approved Depositaries, and all securities accounts of the Borrower and the Guarantors shall be maintained with one or more Approved Intermediaries.

  New Section 5.27. A new Section 5.27 hereby is added to the Credit Agreement as follows:

  SECTION 5.27. Revenues. At the end of each Fiscal Month, the net revenues of the Borrower and its Consolidated Subsidiaries for the Fiscal Month just ended and the immediately preceding 5 Fiscal Months shall not be less than the amounts set forth below for the applicable periods set forth below (references are to Fiscal Months):

Fiscal Month	Minimum Net Revenue
9th FM of FY2002	$236,000,000
10th FM of FY2002	$224,000,000
11th FM of FY 2002	$216,000,000
For 12th FM of FY 2002 and all FM's thereafter	$211,000,000.
  New Section 5.28. A new Section 5.28 hereby is added to the Credit Agreement as follows:

  SECTION 5.28. Capital Expenditures. Capital Expenditures for the 2002 Fiscal Year shall not exceed $6,000,000.

  Amendment to Section 6.01(b). Section 6.01(b) of the Credit Agreement is amended by deleting it in its entirety, and substituting the following therefor:

  (b) the Borrower shall fail to observe or perform any covenant contained in Sections 5.01(f), 5.02(ii), 5.03 through 5.06, inclusive, Sections 5.15 or 5.16, or Sections 5.19 through 5.23, inclusive, or Section 5.25; 5.27 or 5.28; or

  Amendment to Section 6.03. Section 6.03 of the Credit Agreement is amended by deleting it its entirety, and substituting the following therefor:

  Section 6.03. Application of Proceeds. In the event the Collateral Agent exercises any rights, powers or remedies under the Security Documents, or otherwise receives any payment or distribution on account of the Collateral (other than from mandatory prepayments made pursuant to Section 2.10(c)), all such amounts shall be paid over to the Agent and applied by it as follows:

  FIRST: To the payment of all Enforcement Costs and other costs, expenses, liabilities and advances made or incurred by the Collateral Agent, the Agent or the Secured Parties, or any of them, in connection with the administration, collection and enforcement of the Secured Obligations and the sale or other realization upon the Collateral, including without limitation reasonable attorneys' fees and expenses actually incurred of the Collateral Agent and the customary fees of the Agent, and all fees and expenses payable to the Agent and the Banks pursuant to Section 9.03, which fees, costs, expenses, liabilities and advances are unpaid as of such date of distribution;

  SECOND: To each of the Secured Parties to the extent of its Secured Obligations, calculated on the date of distribution (regardless of whether such Secured Obligations have matured, by acceleration or otherwise), for application to their respective Secured Obligations (or retaining as cash collateral to secure Secured Obligations, as appropriate, in the case of the Hedge Obligations), in an amount equal to its Percentage Interest in the funds available for distribution as of the date of receipt, without priority of any one over any other, until the Secured Obligations have been paid in full; provided, however, that proceeds shall not be distributed pursuant to this clause SECOND with respect to (i) Hedge Obligations in excess of an aggregate amount of $7,500,000 or (ii) Cash Management Services Obligations in excess of an aggregate amount of $7,500,000;

  THIRD: To each of the Secured Parties having Hedge Obligations or Cash Management Services Obligations remaining unpaid (or as to Hedge Obligations, insufficient cash collateral to satisfy in full such Hedge Obligations) after giving effect to the distribution pursuant to clause SECOND, to the extent of its remaining such Secured Obligations, calculated on the date of distribution (regardless of whether such remaining Secured Obligations have matured, by acceleration or otherwise), for application to their respective such Secured Obligations (or retaining as cash collateral to secure Secured Obligations, as appropriate, in the case of the Hedge Obligations), in an amount equal to its Percentage Interest in the funds available for distribution as of the date of receipt, without priority of any one over any other, until such remaining Secured Obligations have been paid in full; and

  FOURTH: Any surplus then remaining after payment of all Secured Obligations shall be paid to the Borrower or a Guarantor, as applicable, as its interests may appear, or as a court of competent jurisdiction may direct.

  In determining the amount of the Secured Obligations of any Hedge Provider or Cash Management Services Provider, the Collateral Agent shall be entitled to rely on a written statement from such Hedge Provider or Cash Management Services Provider sent to the Collateral Agent, with a copy sent simultaneously to each of the Secured Parties and the Borrower, stating the amounts which said Secured Party in good faith reasonably believes to be its Secured Obligations consisting of Hedge Obligations or Cash Management Services Obligations (which statement shall itemize the various components thereof, such as interest, principal, fees, etc.). Such statements shall be conclusive or binding on any Secured Party which has failed to object to the statement within 5 Domestic Business Days of receipt of a copy of said statement. Each Hedge Provider and Cash Management Services Provider agrees to give such a statement as to the amount of its Secured Obligations consisting of Hedge Obligations or Cash Management Services Obligations promptly after a request by the Collateral Agent therefor. Prior to making any distribution hereunder, the Collateral Agent shall make a request to each Hedge Provider and Cash Management Services Provider for a statement of Secured Obligations in accordance with the immediately preceding sentence if the most recent statements of Secured Obligations then in the possession of the Collateral Agent are more than 30 days old. In addition to the foregoing, each Hedge Provider and Cash Management Services Provider agrees that it will from time to time provide such information that is available to it to the Collateral Agent as may be necessary to enable the Collateral Agent to make any calculation hereunder or otherwise required for any purpose hereof.

  Amendment to Section 9.03. Section 9.03 of the Credit Agreement hereby is amended by deleting it in its entirety, and substituting the following therefor:

  SECTION 9.03 Expenses; Documentary Taxes. The Borrower shall pay (i) all out-of-pocket expenses of the Agent, including fees and disbursements of special counsel for the Agent, in connection with the preparation of this Agreement and the other Loan Documents, any waiver or consent hereunder or thereunder or any amendment hereof or thereof or any Default or alleged Default hereunder or thereunder, and (ii) if a Default occurs, all out-of-pocket expenses incurred by the Agent and the Banks, including reasonable fees and disbursements of counsel, in connection with such Default and collection and other enforcement proceedings resulting therefrom, including out-of-pocket expenses incurred in enforcing this Agreement and the other Loan Documents. The Borrower shall indemnify the Agent and each Bank against any transfer taxes, documentary taxes, assessments or charges made by any Authority by reason of the execution and delivery of this Agreement or the other Loan Documents ("Other Taxes"). The Borrower hereby acknowledges that the Bank Financial Consultant has been engaged as contemplated in the Financial Covenant Waiver Agreement, and hereby confirms its agreement to pay the reasonable fees and expenses of the Bank Financial Consultant promptly upon receipt of statements. The Borrower shall pay the Agent's standard charges for, and the fees and expenses of, the Agent's personnel used by the Agent for reviewing the books and records of the Borrower and for verifying, testing, protecting, safeguarding, preserving or disposing of all or any part of the Collateral, and if an outside field auditor is used instead of the Agent's personnel to conduct such review and other examination, the Borrower shall pay the reasonable fees and expenses of such outside field auditor; provided, however, that except during the existence of an Event of Default, the Borrower shall not be obligated to pay for fees and expenses of a field examination more than once in any 12 consecutive month period. In addition, the Agent may obtain, at the sole cost and expense of the Borrower, appraisals of all or any part of the Collateral of the Borrower and the Guarantors; provided, that except during the existence of an Event of Default, the Borrower shall not be required to pay for more that one appraisal of the real property described in any particular Mortgage, or for more one appraisal for any other particular type of Collateral, in any 12 consecutive month period.

  Amendment to Section 9.05(b). Section 9.05(b) of the Credit Agreement hereby is amended by deleting it in its entirety, and substituting the following therefor:

  (b) Each Bank agrees that if it shall, by exercising any right of setoff or counterclaim or resort to collateral security or otherwise, receive payment of a proportion of the aggregate amount of principal and interest owing with respect to the Note held by it which is greater than the proportion received by any other Bank in respect of the aggregate amount of all principal and interest owing with respect to the Note held by such other Bank, the Bank receiving such proportionately greater payment shall purchase such participations in the Notes held by the other Banks owing to such other Banks, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Notes held by the Banks owing to such other Banks shall be shared by the Banks pro rata; provided that (i) such Bank shall make a commercially reasonable effort to determine the amount of any Cash Collections held by it, and except as to any such Cash Collections (as to which any setoff, other than with respect to its customary fees and charges pursuant to its agreement pertaining to such deposit account or with respect to amounts credited to such deposit account for returned items of payment, shall be made only as to the Note held by it, and shall be subject to sharing pursuant hereto), nothing in this Section shall impair the right of any Bank to exercise any right of setoff or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the Borrower or any Guarantor other than its indebtedness under the Notes, and (ii) if all or any portion of such payment received by the purchasing Bank is thereafter recovered from such purchasing Bank, such purchase from each other Bank shall be rescinded and such other Bank shall repay to the purchasing Bank the purchase price of such participation to the extent of such recovery together with an amount equal to such other Bank's ratable share (according to the proportion of (x) the amount of such other Bank's required repayment to (y) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. The Borrower and each Guarantor agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Note, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of setoff or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Borrower or such Guarantor in the amount of such participation.

  Amendment to Exhibit F (Compliance Certificate). Exhibit F to the Credit Agreement hereby is amended by deleting it in its entirety, and substituting therefor Exhibit F to this Second Amendment.
  Execution and Delivery of Amendments to Mortgages and Related Matters. The Borrower and each Guarantor which executed and delivered a Mortgage shall, on or before 30 days after written request therefor by the Administrative Agent as to any such Mortgage, deliver to the Administrative Agent: (i) 2 duly executed counterparts of a First Amendment to such Mortgage substantially in the form of Annex 1 hereto, modified as appropriate for the relevant state in which the Designated Real Property encumbered by such Mortgage is located; and (ii) at the sole cost and expense of the Borrower (but only to the extent available from reputable insurers at usual rates and without increasing the face amount of such insurance), an endorsement to the policy of title insurance pertaining to each such Mortgage, insuring the lien of such Mortgage, in form and content reasonably acceptable to the Administrative Agent, updating the effective date thereof through the date of the filing in the appropriate public records of such First Amendment, confirming that title to the Designated Real Property encumbered by such Mortgage is vested in Borrower or such Guarantor, and insuring such Mortgage, as amended by such First Amendment, with only such exceptions to title as were specified in the original of such policy or shall have been approved by the Administrative Agent in its sole judgment.
  Restatement of Representations and Warranties. The Borrower hereby restates and renews each and every representation and warranty heretofore made by it in the Credit Agreement and the other Loan Documents as fully as if made on the date hereof and with specific reference to this Second Amendment and all other loan documents executed and/or delivered in connection herewith, except where such representations relate specifically to a prior date.
  Effect of Amendment. Except as set forth expressly hereinabove, all terms of the Credit Agreement and the other Loan Documents are in full force and effect, and shall constitute the legal, valid, binding and enforceable obligations of the Borrower. The amendments contained herein shall be deemed to have prospective application only, unless otherwise specifically stated herein.
  Ratification. The Borrower hereby restates, ratifies and reaffirms each and every term, covenant and condition set forth in the Credit Agreement and the other Loan Documents effective as of the date hereof.
  Counterparts; Facsimile Signatures. This Second Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, which may be delivered by facsimile, each of which when so executed and delivered (including by facsimile only) shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument.
  Section References. Section titles and references used in this Second Amendment shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreements among the parties hereto evidenced hereby.
  No Default; Absence and Waiver of Defenses; Conduct of the Agent and the Banks. To induce the Agent and the Banks to enter into this Second Amendment and to continue to make advances pursuant to the Credit Agreement, the Borrower hereby acknowledges and agrees that, as of January 25, 2002, the outstanding principal balance of the Loans was $120,000,000 for Dollar Loans, 8,100,000 Euros for Foreign Currency Loans in Euros and 6,100,000 pounds for Foreign Currency Loans in British pounds sterling, plus accrued and unpaid interest and fees (and the Agent acknowledges the correctness of the foregoing amounts), and that as of such date and the date hereof, there exists (i) no Default or Event of Default and (ii) no right of offset, defense, counterclaim, claim or objection in favor of the Borrower arising out of or with respect to any of the Loans or other obligations of the Borrower owed to the Banks under the Credit Agreement or any of the other Loan Documents. The Borrower and each Guarantor (by execution and delivery of the Consent and Reaffirmation of Guarantors at the end hereof) further acknowledges that, to the best of its knowledge, through the date hereof, the Agent and each of the Banks (i) have acted in good faith and in a commercially reasonable manner in their relationships with the Borrower and such Guarantor in connection with this Second Amendment and in connection with the Loans and other obligations and the Loan Documents, (ii) have not breached any term or condition of any Loan Document, (iii) are not in any way responsible or liable for the previous or current condition or any deterioration of the business operations and/or financial condition of the Borrower or any Guarantor and (iv) for themselves and their successors and assigns, release, remise, acquit and forever discharge the Agent, each Bank, and each of their subsidiaries and affiliates, and all employees, agents, representatives, consultants, attorneys, officers, directors, partners, fiduciaries, predecessors, successors and assigns of the foregoing (collectively, the "Released Parties") from any and all actions, causes of action, judgments, executions, suits, debts, claims, demands, liabilities, obligations, damages and expenses of any and every character, direct or indirect, at law or in equity, of whatever nature or kind, for or because of any matter or things done, omitted or suffered to be done by any of the Released Parties prior to and including the date hereof, and in any way directly or indirectly arising out of or in any way related or connected to this Second Amendment, the Credit Agreement, or the other Loan Documents; but excluding things done, omitted or suffered to be done which arise out of relationships and agreements not pertaining directly to the relationship of obligor/obligee under the Credit Agreement or the other Loan Documents, such as under Cash Management Agreements and Hedging Agreements, and excluding things done, omitted or suffered to be done which are not known or suspected by the Borrower and the Guarantors and as to which they have no reason to know or suspect as of the date hereof, and represent and warrant that they have not purported to transfer, assign or otherwise convey any of their right, title or interest in matter released hereby to any other Person.
  Further Assurances. The Borrower agrees to take such further actions as the Agent shall reasonably request in connection herewith to evidence the amendments herein contained.
  Governing Law. This Second Amendment shall be governed by and construed and interpreted in accordance with, the laws of the State of Georgia.
  Entire Agreement. This Second Amendment, the Credit Agreement and the other Loan Documents constitute the entire understanding of the parties with respect to the subject matter hereof, and any other prior or contemporaneous agreements, whether written or oral, with respect hereto are expressly superseded hereby. The execution of this Second Amendment was not based upon any facts or materials provided by any Released Party (as defined in Section 27 hereof), nor was the Borrower or any Guarantor induced to execute this Second Amendment or the Consent and Reaffirmation of Guarantors at the end hereof by any representation, statement or analysis made by any Released Party not expressly set forth herein, in the Credit Agreement, or in the other Loan Documents.
  Conditions Precedent. This Second Amendment shall become effective only upon receipt by counsel for the Agent of the following items:

  (a) from each of the parties hereto of either (i) 8 duly executed counterparts of this Second Amendment signed by such party, and of the Consent and Reaffirmation of Guarantors at the end hereof signed by each Guarantor, or (ii) a facsimile transmission of an executed counterpart of this Second Amendment and of such Consent and Reaffirmation of Guarantors, with the 8 original counterparts to be sent to counsel for the Agent by overnight courier;

  (b) from each of the parties thereto of either (i) 2 duly executed counterparts of the First Amendment to Security Agreement in substantially the form of Annex 2 hereto, or (ii) a facsimile transmission of an executed counterpart of such First Amendment to Security Agreement with the 2 original counterparts to be sent to counsel for the Agent by overnight courier; and

  (c) notification from the Agent that the Agent has received, or has made arrangements satisfactory to it for its receipt, of (i) for the ratable account of the Banks, an amendment fee in an aggregate amount equal to 0.30% of the aggregate Commitments (after giving effect to the reduction on the Second Amendment Effective Date pursuant to Section 2.07 of the Credit Agreement as amended hereby), and (ii) for its own account, the fees and expenses payable pursuant to separate agreement with the Agent, which fees shall be deemed to be fully earned and non-refundable.

  [Signatures Contained on Next Page]

  IN WITNESS WHEREOF, the Borrower, the Agent and each of the Banks has caused this Second Amendment to be duly executed, under seal, by its duly authorized officer as of the day and year first above written.

  GERBER SCIENTIFIC, INC.

  By:                                                            (SEAL)

  Title: Senior Vice President, Finance

  WACHOVIA BANK, N.A.,

  as Agent and as a Bank

  By:                                                            (SEAL)

  FLEET NATIONAL BANK,

  as a Bank

  By:                                                            (SEAL) Title:

  BNP PARIBAS,

  as a Bank

  By:                                                            (SEAL)

  Title:

  JPMORGAN CHASE BANK (formerly The Chase Manhattan Bank), as a Bank

  By:                                                            (SEAL)

  Title:

  ABN AMRO BANK N.V.,

  as a Bank

  By:                                                            (SEAL)

  Title:

  CITIZENS BANK OF MASSACHUSETTS,

  as a Bank

  By:                                                            (SEAL)

  Title:

  FIRST UNION NATIONAL BANK,

  as a Bank

  By:                                                            (SEAL)

  Title:

  HARRIS TRUST AND SAVINGS BANK,

  as a Bank

  By:                                                            (SEAL)

  Title:

  MELLON BANK, N.A.,

  as a Bank

  By:                                                            (SEAL)

  Title:

  CONSENT, REAFFIRMATION AND AGREEMENT OF GUARANTORS

  EACH OF THE UNDERSIGNED (i) ACKNOWLEDGES RECEIPT OF THE FOREGOING SECOND AMENDMENT TO CREDIT AGREEMENT (the "SECOND AMENDMENT"); (ii) CONSENTS TO THE EXECUTION AND DELIVERY OF THE SECOND AMENDMENT; (iii) REAFFIRMS ALL ITS OBLIGATIONS AND COVENANTS UNDER THE GUARANTY EXECUTED BY IT AS VALID AND ENFORCEABLE WITHOUT DEFENSE, COUNTERCLAIM, CLAIM OR OBJECTION; (iv) AGREES TO BE BOUND BY AND INCORPORATES BY REFERENCE HEREIN AS FULLY AS IF SET FORTH HEREIN THE PROVISIONS OF SECTIONS 21, 27 AND 30 OF THE SECOND AMENDMENT PERTAINING TO THE GUARANTORS AND (v) AGREES THAT NONE OF ITS OBLIGATIONS AND COVENANTS SHALL BE AFFECTED BY THE EXECUTION AND DELIVERY OF THE SECOND AMENDMENT, EXCEPT TO THE EXTENT PROVIDED IN THE SECOND AMENDMENT AS OF JANUARY 31, 2002.

  GERBER TECHNOLOGY, INC., as a Guarantor

  By:                                                            (SEAL)

  Title: Vice President & Treasurer

  GERBER SCIENTIFIC PRODUCTS, INC.,

  as a Guarantor

  By:                                                            (SEAL)

  Title: Vice President & Treasurer

  GERBER COBURN OPTICAL, INC.,

  as a Guarantor

  By:                                                            (SEAL)

  Title: Vice President & Treasurer

  STEREO OPTICAL COMPANY, INC.,

  as a Guarantor

  By:                                                            (SEAL)

  Title: Vice President & Treasurer

  Exhibit F

  COMPLIANCE CERTIFICATE

  Reference is made to the Amended and Restated Credit Agreement dated as of March 14, 2001, as amended by First Amendment to Credit Agreement dated as of July 23, 2001 and by Second Amendment to Credit Agreement dated as of January 31, 2002 (as so amended, and as hereafter modified and supplemented and in effect from time to time, the "Credit Agreement") among Gerber Scientific, Inc., as Borrower, the banks listed on the signature pages thereof, and Wachovia Bank, N.A., as Agent. Capitalized terms used herein shall have the meanings ascribed thereto in the Credit Agreement.

  Pursuant to Section 5.01(d) of the Credit Agreement, ____________________, the duly authorized ____________________ of Gerber Scientific, Inc., hereby certifies to the Bank that the information contained in the Compliance Check List attached hereto is true, accurate and complete as of _______________, ______, and that no Default is in existence on and as of the date hereof.

  Date: _____________, 200__

  GERBER SCIENTIFIC, INC.

  By:
  Title:

  GERBER SCIENTIFIC, INC.
  COMPLIANCE CHECK LIST
  _______________

  _______________, ______

  1. Loans and Advances (Section 5.16)

  Neither the Borrower nor any of its Subsidiaries shall make loans or advances to any Person except as permitted by Section 5.17 and except:

  (i) loans or advances to employees (other than travel advances) not exceeding $1,000,000 in the aggregate principal amount outstanding at any time, in each case made in the ordinary course of business and consistent with practices existing on March 31, 1998;

  (ii) deposits required by government agencies or public utilities;

  (iii) loans or advances from (1) the Borrower to any Guarantor, or from any Guarantor or other Subsidiary to the Borrower or any Guarantor, (2) from the Borrower or any Guarantor to Spandex, until the UK Reorganization, and thereafter, so long as any such loans which were made prior to the UK Reorganization to Spandex continue to be evidenced by an Intercompany Note of Spandex which has been pledged pursuant to the Intercompany Note Pledge Agreement as contemplated in Section 5.25;

  (iv) loans and advances in existence on the date of the Original Agreement described on Schedule 5.16 in an aggregate outstanding principal amount not exceeding $24,062,192 at any one time;

  (v) loans or advances made by the Borrower or any Guarantor to a Material Foreign Subsidiary, provided that such loans and advances are evidenced by one or more Intercompany Notes which have been pledged to the Agent pursuant to the Intercompany Note Pledge Agreement (including from GVCC to UK Holdco evidenced by the UK Holdco Note in connection with the UK Reorganization, subject to the satisfaction of the UK Reorganization Conditions);

  (vi) loans or advances made by the Borrower, any Guarantor or any Material Foreign Subsidiary to Foreign Subsidiaries that are not Material Foreign Subsidiaries consisting of Repatriation Loans (but only to the extent such loans and advances constitute Repatriation Loans, with the amount of any particular loan or advance which does not constitute a Repatriation Loan being subject to clause (vii)), provided that such loans and advances are evidenced by one or more Intercompany Notes which have been pledged to the Agent pursuant to the Intercompany Note Pledge Agreement, and provided further that the aggregate amount of all Repatriation Loans outstanding at any time after August 15, 2000 shall not exceed $10,000,000; and

  (vii) loans or advances made by the Borrower, any Guarantor or any Material Foreign Subsidiary to any Foreign Subsidiary, not otherwise permitted by this Section 5.16 and not exceeding $15,000,000 in the aggregate outstanding; provided that after giving effect to the making of any loans, advances or deposits permitted by this Section, no Default shall be in existence or be created thereby.

(a)	To Employees	$
	Limitation	$1,000,000
(b)

  Loans or advances made by the Borrower, any Guarantor or any Material Foreign Subsidiary to Foreign Subsidiaries that are not Material Foreign Subsidiaries consisting of Repatriation Loans (outstanding after the Amendment Effective Date)

		$
	Limitation	$10,000,000
(c)	Loans or advances made by the Borrower, any Guarantor or any Material Foreign Subsidiary to any Foreign Subsidiary not otherwise permitted	$
	Limitation	$15,000,000

  2. Investments (Section 5.17)

  Neither the Borrower nor any of its Subsidiaries shall make Investments in any Person except as permitted by Section 5.16 and except Investments in (i) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America or the United Kingdom, in each case maturing within one year, (ii) certificates of deposit, banker's acceptances and time deposits maturing within 6 months from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any commercial bank organized under the laws of the United States of America or any State thereof or under the laws of any jurisdiction in which the Borrower or any of its Subsidiaries is doing business, provided that such bank or its rated Affiliate is rated A1 or the equivalent by S&P or A+ or the equivalent thereof by Moody's, (iii) commercial paper maturing within 9 months from the date of acquisition thereof and, at such date of acquisition, rated A1 or the equivalent thereof by S&P or P1 or the equivalent thereof by Moody's, (iv) tender bonds the payment of the principal of and interest on which is fully supported by a letter of credit issued by a United States bank whose long-term certificates of deposit are rated at least AA or the equivalent thereof by S&P and Aa or the equivalent thereof by Moody's, (v) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (i) above and entered into with a financial institution satisfying the criteria described in clause (ii) above, (vi) Investments existing on the date of the Original Agreement and set forth on Schedule 5.17, to the extent such Investments would not be permitted under any other clause of this Section, and Investments made as part of the UK Reorganization, subject to satisfaction of the UK Reorganization Conditions, (vii) Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business, (viii) Hedging Agreements entered into to mitigate interest rate, exchange rate, commodity price or other risks incurred by the Borrower and the Subsidiaries in the ordinary course of business and not for speculative purposes, (ix) Investments in Guarantors and/or (x) other Investments which do not violate Section 5.03 and which do not at any time exceed (A) $10,000,000 for any Investment, or (B) $30,000,000 in the aggregate for all Investments made after the Closing Date, so long as, after giving effect to such Investment, the Leverage Ratio does not exceed 2.0 to 1.0 and the Borrower has delivered to the Agent prior to making any such Investment a pro forma Compliance Certificate that is acceptable to Agent in all material respects, demonstrating compliance with the foregoing and with Sections 5.20, 5.22 and 5.23, provided, however, that immediately after giving effect to the making of any Investment, no Default shall have occurred and be continuing. Notwithstanding anything in the foregoing to the contrary, the Borrower and its Subsidiaries shall not maintain, or permit to be maintained, more than an aggregate amount of the Dollar Equivalent of (1) $13,000,000 on any one Fixed Rate Business Day or (2) $10,000,000 on any 7 consecutive Fixed Rate Business Days in cash and short term Investments outside the United States of America (including its states, territories and possessions and the District of Columbia) and not maintained with Agent, a Bank or an Approved Depositary.

(a)

  Investments (list Investment separately) during the current Fiscal Year which do not violate Section 5.03 and which are not permitted by clauses (i) through(ix), inclusive, and are not maintained with the Agent, a Bank or an Approved Depositary

$ $ $
	Limitation for each such Investment:	$10,000,000
(b)	Aggregate Investments since the Closing Date	$
	Limitation:	$30,000,000
(c)	Leverage Ratio (line (c) of paragraph 5 below)	___ to 1.0
	Limitation	$ 2.0 to 1.0
(d)	cash and short term Investments outside the United States of America	$_________
	Limitation	$13,000,000 any day, $10,000,000 any 7 Fixed Rate Business Days

  3. Liens (Section 5.18)

  None of the Borrowers' nor any Subsidiary's property is subject to any Lien securing Debt, except for:

Description of Lien and Property subject to same		Amount of Debt Secured
a.	___________________________	$
b.	___________________________	$
c.	___________________________	$
d.	___________________________	$
e.	___________________________	$
f.	___________________________	$
	Total	$
$

  4. Minimum Consolidated Net Worth (Section 5.20)

  Consolidated Net Worth will at no time be less than $240,000,000, less the amount of any non-cash loss from the sale of Gerber Coburn in an Approved Gerber Coburn Sale and less the amount of restructuring charges recorded in the fourth Fiscal Quarter of the 2001 Fiscal Year, not to exceed $30,000,000, and excluding any change in the "accumulated other comprehensive income/(loss)" component of shareholders' equity after January 31, 2001, plus the sum of: (i) 75% of the cumulative Consolidated Net Income of the Borrower and its Consolidated Subsidiaries during any period after the Closing Date (taken as one accounting period), calculated quarterly at the end of each Fiscal Quarter but excluding from such calculations of Consolidated Net Income for purposes of this clause (i), any Fiscal Quarter in which the Consolidated Net Income of the Borrower and its Consolidated Subsidiaries is negative; and (ii) 100% of the cumulative Net Proceeds of Capital Stock received during any period after the Closing Date, calculated quarterly at the end of each Fiscal Quarter.

(a)	non-cash loss in an Approved Gerber Coburn Sale, if applicable	$
(b)	lesser of charges recorded in the fourth Fiscal Quarter of the 2001 Fiscal Year and $30,000,000	$
(c)	Cumulative positive Consolidated Net Income since the Closing Date	$
(d)	75% of (c)	$
(e)	change in "accumulated other comprehensive income/(loss)" component of shareholders' equity after January31, 2001	[$ ] ($__________]
(f)	Aggregate Net Proceeds of Capital Stock issued since the Closing Date	$
(g)	sum of $240,000,000, less (a), less (b), plus (d), plus (e), plus (f)	$
(h)	Shareholders' equity	$
(i)	Redeemable Preferred Stock	$
(j)	Consolidated Net Worth sum of (h), less (i)	$
Limitation: (j) must not be less than (g)

  5. Leverage Ratio (Section 5.21)

  The Leverage Ratio will not at any time exceed the applicable ratios set forth below during the period from the last day of each Fiscal Quarter set forth below through and including the day immediately prior to the last day of the next Fiscal Quarter set forth below (references are to Fiscal Quarters and Fiscal Years):

Fiscal Quarter	Ratio
3rd FQ of FY2002	4.00 to 1.0
4th FQ of FY2002	3.85 to 1.0 (or 3.75 to 1.0 from and after the sale of the Sullivan Avenue Property)
All FQ's of FY 2003	2.50 to 1.0.

(a)	Consolidated Total Debt Schedule 1	$
(b)	Consolidated EBITDA Schedule 2	$
(c)	Actual ratio of (a) to (b)	$
	Maximum ratio	[4.00 to 1.0] [3.85 to 1.0] [3.75 to 1.0] [2.50 to 1.0]

  6. Consolidated Fixed Charges Coverage Ratio (Section 5.22)

  At the end of each Fiscal Quarter, the Consolidated Fixed Charges Coverage Ratio shall not have been less than the applicable ratios set forth below for the applicable periods set forth below (references are to Fiscal Quarters and Fiscal Years):

Fiscal Quarter	Ratio
3rd FQ of FY2002	1.3 to 1.0
4th FQ of FY2002	1.3 to 1.0
All FQ's of FY 2003	1.5 to 1.0.

(a)	Consolidated EBITDAR Schedule 2	$
(b)	Consolidated Capital Expenditures Schedule 3	$
(c)	sum of (a) less (b)	$
(d)	Consolidated Interest Expense Schedule 2	$
(e)	Consolidated Dividends Schedule 4	$
(f)	Consolidated Taxes Schedule 2	$
(g)	Consolidated Net Rental Expense Schedule 2	$
(h)	sum of (d), plus (e), plus (f) plus (g)	$
(i)	Actual ratio of (c) to (h)	_____ to 1.0
	Minimum ratio	[1.3 to 1.0] [1.5 to 1.0]

  7. Subsidiary Debt (Section 5.23)

  The Borrower shall not permit: (A) if the UK Reorganization is effected, either GVCC or UK Holdco to create, assume or suffer to exist any Debt, except on account of intercompany Debt permitted by Section 5.16(iii); or (B) any other Consolidated Subsidiary to create, assume or suffer to exist any Debt, except (i) Debt in existence on the date hereof (or incurred pursuant to a revolving credit commitment in existence on the date hereof) and listed on Schedule 5.23 and not described in any other clause of this Section 5.23, and extensions, renewals and replacements of any such Debt that do not increase the outstanding principal amount thereof or result in an earlier maturity date or decreased weighted average life thereof; (ii) intercompany Debt permitted by Section 5.16; (iii) Debt to the Bank created under the Loan Documents, (iv) contingent obligations under the GECC Vendor Program up to $85,000,000, and (v) other Debt which does not at any time exceed an aggregate for Debt of all Subsidiaries of $5,000,000.

(a)	aggregate contingent obligations under GECC Vendor Program Arrangement	_____ to 1.0
	Limitation	$85,000,000
(b)	Debt not permitted by clauses (i) through (iv), inclusive	$
	Limitation	$5,000,000

  8. Minimum Net Revenues (Section 5.27).

  SECTION 5.27. Minimum Net Revenues. At the end of each Fiscal Month, the net revenues of the Borrower and its Consolidated Subsidiaries for the Fiscal Month just ended and the immediately preceding 5 Fiscal Months shall not be less than the amounts set forth below for the applicable periods set forth below (references are to Fiscal Months):

Fiscal Month	Minimum Net Revenue
9th FM of FY2002	$236,000,000
10th FM of FY2002	$224,000,000
11th FM of FY 2002	$216,000,000
For 12th FM of FY 2002 and all FM's thereafter	$211,000,000.

(a)	aggregate net revenues Schedule 4	$_________
	Minimum	[$236,000,000] [$224,000,000] [$216,000,000] [$211,000,000]

  8. Capital Expenditures (Section 5.28) Capital Expenditures for the 2002 Fiscal Year shall not exceed $6,000,000.

(a)	aggregate Capital Expenditures to date during 2002 Fiscal Year	$
	Limitation	$6,000,000

  Schedule 1

  CONSOLIDATED TOTAL DEBT
(a)	obligations for borrowed money or evidenced by bonds, debentures, notes or other similar instruments	$
(b)	obligations as lessee under capital leases	$
(c)	obligations to reimburse any bank or other Person in respect of amounts paid under a letter of credit or similar instrument	$
(d)	Redeemable Preferred Stock	$
(e)	3% of aggregate contingent obligations under GECC Vendor Program Arrangement	$
(f)

  other obligations of Persons other than the Borrower or any Guarantor which are Guaranteed by the Borrower or any Consolidated Subsidiary (excluding contingent obligations under GECC Vendor Program Arrangement)

$
	CONSOLIDATED TOTAL DEBT sum of (a) through (f)	$

  Schedule 2

  CONSOLIDATED EBITDA

  (a) Consolidated Net Income for:

_____ quarter _____	$
_____ quarter _____	$
_____ quarter _____	$
_____ quarter _____	$
Total		$

  (b) Consolidated Interest Expense for:

_____ quarter _____	$
_____ quarter _____	$
_____ quarter _____	$
_____ quarter _____	$
Total		$

  (c) Consolidated Taxes for:

_____ quarter _____	$
_____ quarter _____	$
_____ quarter _____	$
_____ quarter _____	$
Total		$

  (d) Depreciation expense for:

_____ quarter _____	$
_____ quarter _____	$
_____ quarter _____	$
_____ quarter _____	$
Total		$

  (e) Amortization expense for:

_____ quarter _____	$
_____ quarter _____	$
_____ quarter _____	$
_____ quarter _____	$
Total		$

  (f) Other non-cash charges for:

_____ quarter _____	$
_____ quarter _____	$
_____ quarter _____	$
_____ quarter _____	$
Total		$
TOTAL CONSOLIDATED EBITDA (sum of (a) through (f))

  CONSOLIDATED EBITDAR3
(a)	Consolidated EBITDA from above	$
(b)	Adjustments to add back any "pro forma" adjustments for Gerber Coburn EBITDA contemplated in clause (2) of the definition of Consolidated EBITDA) as a result of an Approved Gerber Coburn Sale	$
(c)	Consolidated Net Rental Expense for:
_____ quarter _____	$
_____ quarter _____	$
_____ quarter _____	$
_____ quarter _____	$
Total		$
TOTAL CONSOLIDATED EBITDAR (sum of (a), plus (b) plus (c))		$

  Schedule 3

  CONSOLIDATED CAPITAL EXPENDITURES

  Consolidated Capital Expenditures for:

_____ quarter _____	$
_____ quarter _____	$
_____ quarter _____	$
_____ quarter _____	$
Total		$

  Schedule 4

  NET REVENUES

  Net Revenues:

_____ month _____	$___________
_____ month _____	$___________
_____ month _____	$___________
_____ month _____	$___________
_____ month _____	$___________
_____ month _____	$___________
Total	$___________

  Schedule 4

  CONSOLIDATED DIVIDENDS

  Consolidated Dividends for:

_____ quarter _____	$
_____ quarter _____	$
_____ quarter _____	$
_____ quarter _____	$
Total		$

  ANNEX 1 TO SECOND AMENDMENT TO CREDIT AGREEMENT

  FORM OF FIRST AMENDMENT TO MORTGAGE

  PLEASE CROSS INDEX TO

  DOCUMENT RECORDED AS:
  DOCUMENT 0010449825
  COOK COUNTY, ILLINOIS

  PREPARED BY AND AFTER
  RECORDING RETURN TO:
  S. Jefferson Greenway, Esq.
  Jones, Day, Reavis & Pogue
  3500 SunTrust Plaza
  303 Peachtree Street, NE
  Atlanta, Georgia 30308-3242

  FIRST AMENDMENT TO MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF LEASES AND RENTS AND FIXTURE FILING

  THIS FIRST AMENDMENT TO MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF LEASES AND RENTS AND FIXTURE FILING (this "Amendment") made this ____ day of ______________, 2002, by STEREO OPTICAL COMPANY, INC., an Illinois corporation, having a mailing address of c/o Gerber Scientific, Inc., 83 Gerber Road West, South Windsor, Connecticut 06074, Attention: Chief financial Officer ("Obligor") WACHOVIA BANK, N.A. ("Wachovia"), having a mailing address of 191 Peachtree Street, 30th Floor, Atlanta, Georgia 30303, as collateral agent (together with its successors and assigns, "Collateral Agent"), for itself, and for the Secured Parties, as that term is defined in the Amended and Restated Credit Agreement dated as of March 14, 2001, by and among Gerber Scientific, Inc., Wachovia, as Agent, and the other banks from time to time party thereto, as amended by First Amendment to Credit Agreement dated as of July 23, 2001 and Second Amendment to Credit Agreement dated as of January 31, 2002 (as so amended, and as hereafter amended, supplemented, restated or otherwise modified from time to time in accordance with its terms, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein with the same meanings.

  RECITALS:

  Obligor has executed and delivered to Collateral Agent that certain Mortgage, Security Agreement, Assignment Of Leases And Rents And Fixture Filing (the "Instrument") dated as of May 21, 2001, recorded in the Office of the Recorder of Deeds, Cook County, Illinois (the "Records"), as Document 0010449825, encumbering certain property located in Cook County, Illinois, and legally described therein ("the Property").
  Obligor and Collateral Agent, for the ratable benefit of the Secured Parties, desire to amend the Instrument to identify additional debt secured by the Instrument, and Collateral Agent desires to have Obligor reaffirm and confirm its obligations under the Instrument;

  NOW, THEREFORE, in consideration of the above recitals and other good and valuable consideration, the receipt of which is hereby acknowledged, Obligor and Collateral Agent hereby agree as follows:

      Recitals. The foregoing recitals are true and correct and are incorporated herein by this reference.
      Reaffirmation. Obligor reaffirms to Collateral Agent each of the representations, warranties, covenants, obligations and agreements of Obligor set forth in the Instrument, as amended by this Amendment, with the same force and effect as if each were separately stated herein and made as of the date hereof, except where such representations or warranties relate specifically to a prior date. This Amendment modifies and renews the Instrument as herein provided and in no way acts as a release or relinquishment of Obligor.
      Obligor's Certification. Obligor certifies that the Instrument remains in full force and is enforceable in accordance with its terms, as amended by this Amendment, and that there exists no defaults, offsets or defenses thereunder, or any events which with the giving of notice, the passage of time, or both, would constitute a default, offset or defense thereunder.
      Modification of Instrument. The Instrument is hereby modified, effective as of the date hereof, by deleting in its entirety the second (unnumbered) paragraph beginning on page 2 of the Instrument, and continuing to page 3 thereof (which describes and defines the "Secured Obligations"), an by substituting the following therefor:

      This Instrument is given to secure Obligor's guaranty pursuant to that certain Amended and Restated Subsidiary Guaranty dated March 14, 2001, of the following described indebtedness (collectively, the "Secured Obligations"):

      (a) All Revolver Obligations, including the debt and interest thereon evidenced by the Notes, including all of the Dollar Loan Notes and Foreign Currency Loan Notes held by the Banks from time to time under the Credit Agreement, in the aggregate original principal amount of ONE HUNDRED NINETY-FIVE MILLION and NO/100 DOLLARS ($195,000,000.00), together with any amendments, supplements, renewals, replacements or substitutions of any of such Dollar Loan Notes and Foreign Currency Loan Notes, and all other indebtedness, liabilities and obligations of the Borrower to the Agent and the Banks under the Credit Agreement, the Notes, the Security Documents and the other Loan Documents and of the Subsidiaries under the Guaranty Agreement, including, without limitation, all principal, interest, fees, costs and indemnification amounts, and any extensions and renewals thereof in whole or in part.

      (b) All "Secured Obligations" as defined in the Credit Agreement.

      (c) All Hedge Obligations, including all obligations of the Borrower or any Subsidiary to any Bank or Affiliate thereof with respect to Hedging Agreements with such Bank or Affiliate thereof (valued at the termination value thereof computed in accordance with a method approved by the International Swap Dealers Association and agreed to by the Borrower or such Subsidiary in the applicable Hedging Agreement, if any, and in any case net of any benefits of the Borrower or such Subsidiary).

      (d) all Cash Management Services Obligations;

      (e) The performance and discharge of each and every obligation, covenant and agreement of Obligor, Borrower and Guarantors, or any of them, contained herein and in the Credit Agreement and the other Loan Documents.

      (f) Any and all additional advances made by the Collateral Agent or by any Bank to protect or preserve the Property or the lien and security title hereof in and to the Property, or for taxes, assessments or insurance premiums as hereinafter provided (whether or not the Obligor remains the owner of the Property at the time of such advances).

      (g) Any and all other indebtedness now or hereafter owing by Obligor to Collateral Agent or any Bank pursuant to the Credit Agreement, whether now existing or hereafter arising or incurred, however evidenced or incurred, whether express or implied, direct or indirect, absolute or contingent, due or to become due, and all renewals, modifications, consolidations, replacements and extensions thereof.

      (h) All reasonable out-of-pocket costs and expenses incurred by Collateral Agent or by any Bank in connection with the enforcement and collection of the Secured Obligations, including, without limitation, all attorneys' fees and disbursements, and all such costs and expenses described in and incurred pursuant to the Credit Agreement or the other Loan Documents.

      Full Force and Effect. Except as amended by this Amendment, the Instrument shall in all respects remain in full force and effect.
      Counterparts. This Amendment may be executed in one or more counterparts, each of which, when executed, shall be deemed an original, and all of such counterparts together shall constitute one and the same agreement.
      Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Illinois.

[THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused the Amendment to be executed under seal by their duly authorized representatives as of the date first above written.

OBLIGOR:
STEREO OPTICAL COMPANY, an Illinois corporation By: ____________________________________ Printed Name: ___________________________ Printed Title: ____________________________

STATE OF ______________

COUNTY OF ______________

            I ____________________ do hereby certify that _____________________, as ________________ of Stereo Optical Company, Inc., an Illinois corporation, personally known to me , appeared before me this day in person, and acknowledged that he/she signed and delivered this instrument on behalf of said corporation for the uses and purposes therein set forth.

COLLATERAL AGENT:
WACHOVIA BANK, N.A., a national banking association, as Collateral Agent By: ____________________________________ Printed Name: ___________________________ Printed Title: ____________________________

STATE OF ______________

COUNTY OF ______________

            I ____________________ do hereby certify that _____________________, as ________________ of Wachovia Bank, N.A., a national banking association, personally known to me , appeared before me this day in person, and acknowledged that he/she signed and delivered this instrument on behalf of said corporation for the uses and purposes therein set forth.

ANNEX 2 TO SECOND AMENDMENT TO CREDIT AGREEMENT

FORM OF FIRST AMENDMENT TO SECURITY AGREEMENT

THIS FIRST AMENDMENT TO SECURITY AGREEMENT (this "First Amendment") is dated and effective as of January 31, 2002 among GERBER SCIENTIFIC, INC., a Connecticut corporation (the "Company"), each of the undersigned corporations respectively organized under the laws of the states set forth on the signature pages below their names (collectively, the "Debtor Subsidiaries", the Company and the Debtor Subsidiaries being collectively referred to as the "Debtors") and WACHOVIA BANK, N.A., as Collateral Agent (the "Collateral Agent");

W I T N E S S E T H :

WHEREAS, the Debtors and the Collateral Agent executed and delivered that certain Security Agreement dated as of March 16, 2001 (the "Security Agreement");

WHEREAS, the Debtors have and the Collateral Agent, at the direction of the requisite Secured Parties has, agreed to certain amendments to the Security Agreement, subject to the terms and conditions hereof;

NOW, THEREFORE, for and in consideration of the above premises and other good and valuable consideration, the receipt and sufficiency of which hereby is acknowledged by the parties hereto, the Debtors and the Collateral Agent hereby covenant and agree as follows:

1. Definitions. Unless otherwise specifically defined herein, each term used herein which is defined in the Security Agreement shall have the meaning assigned to such term in the Security Agreement. Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Security Agreement shall from and after the date hereof refer to the Security Agreement as amended hereby.

2. Amendments to Security Agreement. (a) The definition of "Approved Depository" contained in the Security Agreement hereby is amended by deleting it in its entirety and the following definitions of "Approved Depositary", "Approved Intermediary" and "Permitted Petty Cash Depositary Accounts" set forth below hereby are added:

"Approved Depositary" means (x) either (a) the Collateral Agent or a Bank, or (b) another depositary bank, upon the execution and delivery by the Collateral Agent and such other depositary bank and the relevant Debtor of a Deposit Account Security and Control Agreement substantially in the form attached hereto as Exhibit C and made a part hereof or otherwise in form and substance reasonably acceptable to the Collateral Agent.

"Approved Intermediary" means (x) either (a) the Collateral Agent or a Bank, or (b) a securities intermediary, upon the execution and delivery by the Collateral Agent and such other securities intermediary and the relevant Debtor of a Securities Account Security and Control Agreement substantially in the form attached hereto as Exhibit D and made a part hereof or otherwise in form and substance reasonably acceptable to the Collateral Agent.

"Permitted Petty Cash Depositary Accounts" means any depositary accounts maintained within the United States of America (including its states, territories and possessions and the District of Columbia), which may be maintained with depositary banks which are not Approved Depositaries, so long as the aggregate collected balance in all such depositary accounts does not at any time exceed $100,000.

(b) Amendment to Section 3.1.11. Section 3.1.11 of the Security Agreement hereby is amended by deleting it in its entirety and substituting the following therefor:

3.1.11 Depository Accounts; Securities Accounts; Collections. (a) As of January 31, 2002, none of the Debtors has depositary accounts in which such Debtor's cash is deposited within the United States of America (including its states, territories and possessions and the District of Columbia), except for depositary accounts maintained with the Agent and one or more of the Banks, and except for Permitted Petty Cash Depositary Accounts. Each Debtor agrees that it shall not open a depositary account with any depositary bank in which its cash is deposited within the United States of America (including its states, territories and possessions and the District of Columbia), other than with the Agent or one or more of the Banks, unless such depositary bank becomes an Approved Depositary and such Debtor delivers to the Collateral Agent an opinion of counsel reasonably satisfactory to the Collateral Agent regarding enforceability of the related Depositary Account Security and Control Agreement and the perfection of the security interest of the Collateral Agent pursuant thereto; provided, however, that the Debtors may maintain the Permitted Petty Cash Depositary Accounts.

(b) As of January 31, 2002, there are no securities intermediaries with which any Debtor has any cash invested within the United States of America (including its states, territories and possessions and the District of Columbia). Each Debtor agrees that it shall not open any account with a securities intermediary in which cash is invested within the United States of America (including its states, territories and possessions and the District of Columbia) unless such securities intermediary becomes an Approved Intermediary and such Debtor delivers to the Collateral Agent an opinion of counsel reasonably satisfactory to the Collateral Agent regarding enforceability of the related Securities Account Security and Control Agreement and the perfection of the security interest of the Collateral Agent pursuant thereto.

(c) With respect to all Account Debtors, promptly after receipt of notice from the Collateral Agent following the occurrence and during the continuance of an Event of Default: (i) each Debtor shall (x) deposit all Cash Collections either with the Collateral Agent or an Approved Depositary and (y) cause each Account Debtor to remit all cash, checks, drafts, items and other instruments for the payment of money which it now has or may at any time hereafter receive as proceeds of the Collateral to the Collateral Agent or an Approved Depositary. Promptly after receipt by the Approved Depositaries and/or Approved Intermediaries of notice from the Collateral Agent following the occurrence of an Enforcement Event, the Collateral Agent shall have the right in the exercise of its sole discretion to direct all Approved Depositaries and/or Approved Intermediaries to (i) to cease following entitlement orders and other instructions from the Debtors and only to follow entitlement orders and other instructions of the Collateral Agent, and (ii) to remit all cash and investments and other Cash Collections held by them to the Collateral Agent as often as the Collateral Agent may require, and to act in accordance with such entitlement orders and other instructions as the Collateral Agent shall submit to the Approved Intermediary, and the Approved Intermediaries are hereby authorized and directed to do so by each of the Debtors upon the Collateral Agent's direction, and during the existence of an Enforcement Event, none of the Debtors shall be entitled to draw on the funds or securities or other property held by any Approved Depositary or Approved Intermediary without the prior written consent of the Collateral Agent. The Agent shall not give any such notice to Approved Depositaries and/or Approved Intermediaries unless an Enforcement Event has occurred which has not been rescinded.

3. Effect of Amendment; Ratification. Except as set forth expressly hereinabove, all terms of the Security Agreement shall be and remain in full force and effect, and shall constitute the legal, valid, binding and enforceable obligations of the Debtors. The amendments contained herein shall be deemed to have prospective application only, unless otherwise specifically stated herein. Each of the Debtors hereby restates, ratifies and reaffirms each and every term, covenant and condition set forth in the Security Agreement effective as of the date hereof, except, as to representations, where such representations relate specifically to a prior date.

4. Counterparts. This First Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts and delivered by facsimile transmission, each of which when so executed and delivered (including by facsimile transmission) shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument.

5. Section References. Section titles and references used in this First Amendment shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreements among the parties hereto evidenced hereby.

6. Further Assurances. Each of the Debtors agrees to take such further actions as the Collateral Agent shall reasonably request in connection herewith to evidence the amendments herein contained.

7. Governing Law. This First Amendment shall be governed by and construed and interpreted in accordance with, the laws of the State of Georgia.

8. Conditions Precedent. This First Amendment shall become effective only upon receipt by the Collateral Agent of the following items: from each of the parties hereto of either (i) 2 duly executed counterparts of this First Amendment signed by such party, or (ii) a facsimile transmission of an executed counterpart of this First Amendment with the 2 original counterparts to be sent to counsel for the Collateral Agent by overnight courier.

IN WITNESS WHEREOF, each of the parties hereto has executed and delivered this First Amendment as of the day and year first written above.

GERBER SCIENTIFIC, INC.(SEAL)

By:__________________________
      Name:
      Title:

GERBER TECHNOLOGY, INC.
a Connecticut corporation
GERBER SCIENTIFIC PRODUCTS, INC.,
a Connecticut corporation
GERBER COBURN OPTICAL, INC.,
a Delaware corporation (SEAL)
STEREO OPTICAL COMPANY, INC.,
an Illinois corporation

By:   ___________________________
      Name:
      Title:

ACCEPTED AND AGREED TO AS OF
THE DATE FIRST WRITTEN ABOVE:

WACHOVIA BANK, N.A.,               (SEAL)
as Collateral Agent for the Secured Parties

By:
Name:
Title:

EXHIBIT C TO FIRST AMENDMENT TO AMENDED AND RESTATED
SECURITY AGREEMENT

FORM OF DEPOSIT ACCOUNT SECURITY
AND CONTROL AGREEMENT

This Agreement, dated as of ______________, 2002, between WACHOVIA BANK, N.A. ("Collateral Agent"); [insert name of Gerber entity owning deposit account] ("Debtor"); and [insert name of Depositary Bank] ("Depositary Bank").

WHEREAS, the Collateral Agent is a party to that certain Security Agreement dated March 16, 2001 with Gerber Scientific, Inc. and the "Debtor Subsidiaries" described therein from time to time, as such Security Agreement is amended by that certain First Amendment thereto (the "First Amendment") dated as of January 31, 2002 (and as further amended or otherwise modified from time to time, the "Security Agreement"; capitalized terms not defined in this Agreement have the meaning set forth or incorporated by reference in the Security Agreement) ; and

WHEREAS, the First Amendment requires that the Debtor execute and deliver this Agreement in order to further secure the Secured Obligations; and

NOW, THEREFORE, in consideration of the premises, and for other good and valuable consideration, the receipt and sufficiency of which the parties hereto hereby acknowledge, the parties hereto agree as follows:

Section 1. Grant of Security Interest. The Debtor hereby grants and collaterally assigns to the Collateral Agent, for the benefit of the Secured Parties, to secure the Secured Obligations, all of the Debtor's rights to and under that certain deposit account maintained with the Depositary Bank with the account number ______________ standing in the Debtor's name (the "Account") on the books of the Depositary Bank, including, without limitation, all checks, drafts, instruments, monies and rights of payment deposited and collected therein from time to time, and all of the Debtor's interest now or hereafter accruing thereon, together with any renewals, replacements, substitutions thereof and any deposits hereafter made therein or in any renewals, replacements, substitutions thereof and any and all proceeds of the foregoing. The Collateral Agent shall have all of the rights, powers and remedies of a secured party and collateral assignee under the UCC (defined below) and other applicable law from time to time.

Section 2. Control Agreement. Depositary Bank hereby represents and warrants to Collateral Agent and Debtor that (a) the Account has been established in the name of Debtor as recited above, and (b) except for the claims and interest of Collateral Agent and Debtor in the Account (subject to any claim in favor of Depositary Bank permitted under Section 3), Depositary Bank does not know of any claim to or interest in the Account. All parties to this Agreement agree that the Account is a "deposit account" within the meaning of Article 9 of the Uniform Commercial Code of the State of Georgia (the "UCC"). Depositary Bank has not and will not agree with any third party to comply with instructions or other directions concerning the Account or the disposition of funds in the Account originated by such third party without the prior written consent of Collateral Agent and Debtor. Depositary Bank will comply with written instructions originated by Collateral Agent directing disposition of the funds in the Account without further consent by Debtor. Depositary Bank may also comply with instructions directing the disposition of funds in the Account originated by Debtor or its authorized representatives until such time as Collateral Agent delivers a written notice to Depositary Bank that Collateral Agent is thereby exercising exclusive control over the Account. Such notice is referred to herein as the "Notice of Exclusive Control." Each Notice of Exclusive Control shall contain a certification by the Collateral Agent that an Event of Default (defined in the Credit Agreement) has occurred. Until Depositary Bank receives a Notice of Exclusive Control, Depositary Bank may distribute to Debtor all interest earned with respect to funds in the Account. After Depositary Bank receives a Notice of Exclusive Control, it will cease complying with instructions concerning the Account originated by Debtor or its representatives and cease distributing interest with respect to funds in the Account to Debtor. Depositary Bank shall be entitled to rely upon any instruction order or Notice of Exclusive Control that it reasonably believes to be from Collateral Agent.

Section 3. Subordination of Security Interest. Depositary Bank hereby acknowledges the security interest granted to Collateral Agent by Debtor. Depositary Bank hereby subordinates all security interests, liens, encumbrances, claims and rights of setoff it may have, now or in the future, against the Account or any funds in the Account other than in connection with the payment of Depositary Bank's customary fees and charges pursuant to its agreement with Debtor and for amounts credited for returned items of payment.

Section 4. Statements, Confirmations and Notices of Adverse Claims. Depositary Bank will send copies of all statements concerning the Account to each of Debtor and Collateral Agent at the address set forth under each party's signature to this Agreement. Upon receipt of written notice of any lien, encumbrance or adverse claim against the Account or any funds credited thereto, Depositary Bank will promptly notify Collateral Agent and Debtor thereof.

Section 5. Limited Responsibility of Depositary Bank. Except for acting on Debtor's instructions in violation of Section 2 above, Depositary Bank shall have no responsibility or liability to Collateral Agent for complying with instructions concerning the Account from Debtor or Debtor's authorized representatives which are received by Depositary Bank before Depositary Bank receives a Notice of Exclusive Control. Depositary Bank shall have no responsibility or liability to Debtor for complying with a Notice of Exclusive Control or complying with instructions concerning the Account originated by Collateral Agent, and shall have no responsibility to investigate the appropriateness of any such instruction or Notice of Exclusive Control, even if Debtor notifies Depositary Bank that Collateral Agent is not legally entitled to originate any such instruction or Notice of Exclusive Control, unless (a) Depositary Bank has been served with an injunction, restraining order or other legal process issued by a court of competent jurisdiction (a "Court Order") enjoining it from complying and has had a reasonable opportunity to act on such Court Order, or (b) Depositary Bank acts in collusion with Collateral Agent in violating Debtor's rights. Depositary Bank shall have no responsibility or liability to Collateral Agent with respect to the value of the Account or any asset held therein. This Agreement does not create any obligation or duty of Depositary Bank other than those expressly set forth herein.

Section 6. Indemnification of Depositary Bank. Debtor hereby agrees to indemnify and hold harmless Depositary Bank, its directors, officers, agents and employees against any and all claims, causes of action, liabilities, lawsuits, demands and damages, including without limitation, any and all court costs and reasonable attorney's fees, in any way related to or arising out of or in connection with this Agreement or any action taken or not taken pursuant hereto, except to the extent caused by Depositary Bank's gross negligence or willful misconduct.

Section 7. Customer Agreement. In the event of a conflict between this Agreement and any other agreement between the Depositary Bank and the Debtor, the terms of this Agreement will prevail; provided, however, that this Agreement shall not alter or affect any mandatory arbitration provision currently in effect between Depositary Bank and Debtor pursuant to a separate agreement.

Section 8. Termination. This Agreement shall continue in effect until Collateral Agent has notified Depositary Bank in writing that this Agreement, or its security interest in the Account, is terminated. Upon receipt of such written notice the obligations of Depositary Bank hereunder with respect to the operation and maintenance of the Account after the receipt of such notice shall terminate, Collateral Agent shall have no further right to originate instructions concerning the Account and any previous Notice of Exclusive Control delivered by Collateral Agent shall be deemed to be of no further force and effect. Depositary Bank reserves the right, unilaterally, to terminate this Agreement, such termination to be effective 60 business days' after written notice thereof is given to Debtor and Collateral Agent.

Section 9. Complete Agreement. This Agreement and the instructions and notices required or permitted to be executed and delivered hereunder set forth the entire agreement of the parties with respect to the subject matter hereof, and, subject to Section 7 above supersede any prior and contemporaneous agreements (whether oral or written) of the parties concerning its subject matter.

Section 10. Amendments. No amendment, modification or (except as otherwise specified in Section 8 above) termination of this Agreement, nor any assignment of any rights hereunder (except to the extent contemplated under Section 12 below), shall be binding on any party hereto unless it is in writing and is signed by each of the parties hereto, and any attempt to so amend, modify, terminate or assign except pursuant to such a writing shall be null and void. No waiver of any rights hereunder shall be binding on any party hereto unless such waiver is in writing and signed by the party against whom enforcement is sought.

Section 11. Severability. If any term or provision set forth in this Agreement shall be invalid or unenforceable, the remainder of this Agreement, other than those provisions held invalid or unenforceable, shall be construed in all respects as if such invalid or unenforceable term or provision were omitted.

Section 12. Successors. The terms of this Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective corporate successors or heirs and personal representatives. This Agreement may be assigned by Collateral Agent to any successor of Collateral Agent under the Security Agreement, provided that written notice thereof is given by Collateral Agent to Depositary Bank.

Section 13. Notices. Except as otherwise expressly provided herein, any notice, order, instruction, request or other communication required or permitted to be given under this Agreement shall be in writing and deemed to have been properly given when delivered in person, or when sent by telecopy or other electronic means and electronic confirmation of error-free receipt is received or upon receipt of notice sent by certified or registered United States mail, return receipt requested, postage prepaid, addressed to the party at the address set forth next to such party's name on the signature pages to this Agreement. Any party may change its address for notices in the manner set forth above.

Section 14. Counterparts. This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing and delivering one or more counterparts.

Section 15. Choice of Law. This Agreement shall be governed by and construed in accordance with the law of the State of Georgia. The parties agree that [___________________] is the "Depositary Bank's jurisdiction" for purposes of the UCC.

IN WITNESS WHEREOF, each of the parties hereto has executed and delivered this Agreement as of the day and year first written above

SIGNATURES:

COLLATERAL AGENT:

WACHOVIA BANK, N.A.

By:_________________________________
Name:
Title:
Notice Address:

191 Peachtree Street, N.E.

Atlanta, Georgia 30303

DEBTOR:

[insert Gerber entity name]

By:_________________________________
Name:
Title:

Notice Address:

____________________________________

____________________________________

DEPOSITARY BANK:

[insert Depositary Bank entity name]

By:_________________________________
Name:
Title:

Notice Address:

____________________________________

____________________________________

EXHIBIT D TO FIRST AMENDMENT TO

SECURITY AGREEMENT

FORM OF SECURITIES ACCOUNT SECURITY

AND CONTROL AGREEMENT

This Agreement, dated as of ________________, 2002, between WACHOVIA BANK, N.A. ("Collateral Agent"); [insert name of Gerber entity owning securities account] ("Debtor"); and [insert name of Securities Intermediary] ("Securities Intermediary").

WHEREAS, the Collateral Agent is a party to that certain Security Agreement dated March 16, 2001 with Gerber Scientific, Inc. and the "Debtor Subsidiaries" described therein from time to time, as such Security Agreement is amended by that certain First Amendment thereto (the "First Amendment") dated as of January 31, 2002 (and as further amended or otherwise modified from time to time, the "Security Agreement"; capitalized terms not defined in this Agreement have the meaning set forth or incorporated by reference in the Security Agreement); and

WHEREAS, the First Amendment requires that the Debtor execute and deliver this Agreement in order to further secure the Secured Obligations; and

NOW, THEREFORE, in consideration of the premises, and for other good and valuable consideration, the receipt and sufficiency of which the parties hereto hereby acknowledge, the parties hereto agree as follows:

Section 1. Grant of Security Interest. The Debtor hereby grants and collaterally assigns to the Collateral Agent, for the benefit of the Secured Parties, to secure the Secured Obligations, all of the Debtor's rights to and under that certain securities account maintained with the Securities Intermediary with the account number ______________ standing in the Debtor's name (the "Account") on the books of the Securities Intermediary, including, without limitation, all securities, financial assets, investment property, securities entitlements, instruments, monies and rights of payment deposited and collected therein from time to time, and all of the Debtor's interest now or hereafter accruing thereon, together with any renewals, replacements, substitutions thereof and any deposits hereafter made therein or in any renewals, replacements, substitutions thereof and any and all proceeds of the foregoing. The Collateral Agent shall have all of the rights, powers and remedies of a secured party and collateral assignee under the UCC (defined below) and other applicable law from time to time.

Section 2. Control Agreement. Securities Intermediary hereby represents and warrants to Collateral Agent and Debtor that (a) the Account has been established in the name of Debtor as recited above, and (b) except for the claims and interest of Collateral Agent and Debtor in the Account (subject to any claim in favor of Securities Intermediary permitted under Section 3), Securities Intermediary does not know of any claim to or interest in the Account. All parties agree that the Account is a "securities account" within the meaning of Article 8 of the Uniform Commercial Code as in effect from time to time in the State of Georgia (the "UCC") and that all property held by Securities Intermediary in the Account will be treated as financial assets under the UCC. Securities Intermediary has not and will not agree with any third party that Securities Intermediary will comply with entitlement orders concerning the Account originated by such third party without the prior written consent of Collateral Agent and Debtor. Securities Intermediary will comply with entitlement orders originated by Collateral Agent concerning the Account without further consent by Debtor. Subject to the provisions set forth in Section 2(b) below, Securities Intermediary shall also comply with entitlement orders and other instructions related to trades in the Account concerning the Account originated by Debtor, or Debtor's authorized representatives, until such time as Collateral Agent delivers a written notice to Securities Intermediary that Collateral Agent is thereby exercising exclusive control over the Account. Such notice is referred to herein as the "Notice of Exclusive Control." Each Notice of Exclusive Control shall contain a certification by the Collateral Agent that an Event of Default has occurred. Until Securities Intermediary receives a Notice of Exclusive Control, Securities Intermediary may distribute to Debtor all interest and regular cash dividends on property in the Account. After Securities Intermediary receives a Notice of Exclusive Control, it will cease complying with entitlement orders or other instructions concerning the Account originated by Debtor or its representatives and cease distributing interest and dividends on property in the Account to Debtor. Securities Intermediary shall be entitled to rely upon any entitlement order or Notice of Exclusive Control that it reasonably believes to be from Collateral Agent.

Section 3. Subordination of Security Interest. Securities Intermediary hereby acknowledges the security interest granted to Collateral Agent by Debtor. Securities Intermediary hereby confirms that the Account is a cash account and that it will not advance any margin or other credit to Debtor nor hypothecate any securities carried in the Account except in connection with the settlement of trading activity permitted to be conducted by the Debtor hereunder. Securities Intermediary hereby subordinates all security interests, liens, encumbrances, claims and rights of setoff it may have, now or in the future, against the Account or any property carried in the Account or any free credit balance in the Account other than in connection with activities in which Debtor is permitted to engage hereunder, including the payment of Securities Intermediary's customary fees, commissions and other charges pursuant to its agreement with Debtor and for payment or delivery of financial assets purchased or sold for or from the Account.

Section 4. Statements, Confirmations and Notices of Adverse Claims. Securities Intermediary will send copies of all statements and confirmations concerning the Account to each of Debtor and Collateral Agent at the address set forth under each party's signature to this Agreement. Upon receipt of written notice of any lien, encumbrance or adverse claim against the Account or in any financial asset carried therein, Securities Intermediary will promptly notify Collateral Agent and Debtor thereof.

Section 5. Limited Responsibility of Securities Intermediary. Except for permitting a withdrawal or payment in violation of Sections 2 or 3 above or advancing margin or other credit to Debtor in violation of Section 3 above, Securities Intermediary shall have no responsibility or liability to Collateral Agent for complying with entitlement orders concerning the Account from Debtor or Debtor's authorized representatives which are received by Securities Intermediary before Securities Intermediary receives a Notice of Exclusive Control. Securities Intermediary shall have no responsibility or liability to Debtor for complying with a Notice of Exclusive Control or complying with entitlement orders concerning the Account originated by Collateral Agent, and shall have no responsibility to investigate the appropriateness of any such entitlement order or Notice of Exclusive Control, even if Debtor notifies Securities Intermediary that Collateral Agent is not legally entitled to originate any such entitlement order or Notice of Exclusive Control, unless (a) Securities Intermediary has been served with an injunction, restraining order or other legal process issued by a court of competent jurisdiction (a "Court Order") enjoining it from complying and has had a reasonable opportunity to act on such Court Order, or (b) Securities Intermediary acts in collusion with Collateral Agent in violating Debtor's rights. Securities Intermediary shall have no responsibility or liability to Collateral Agent with respect to the value of the Account or any asset held therein. This Agreement does not create any obligation or duty of Securities Intermediary other than those expressly set forth herein.

Section 6. Indemnification of Securities Intermediary. Debtor hereby agrees to indemnify and hold harmless Securities Intermediary, its directors, officers, agents and employees against any and all claims, causes of action, liabilities, lawsuits, demands and damages, including without limitation, any and all court costs and reasonable attorney's fees, in any way related to or arising out of or in connection with this Agreement or any action taken or not taken pursuant hereto, except to the extent caused by Securities Intermediary's gross negligence or willful misconduct.

Section 7. Customer Agreement. In the event of a conflict between this Agreement and any other agreement between the Securities Intermediary and the Debtor, the terms of this Agreement will prevail; provided, however, that this Agreement shall not alter or affect any mandatory arbitration provision currently in effect between Securities Intermediary and Debtor pursuant to a separate agreement.

Section 8. Termination. This Agreement shall continue in effect until Collateral Agent has notified Securities Intermediary in writing that this Agreement, or its security interest in the Account, is terminated. Upon receipt of such written notice the obligations of Securities Intermediary hereunder with respect to the operation and maintenance of the Account after the receipt of such notice shall terminate, Collateral Agent shall have no further right to originate entitlement orders concerning the Account and any previous Notice of Exclusive Control delivered by Collateral Agent shall be deemed to be of no further force and effect. Securities Intermediary reserves the right, unilaterally, to terminate this Agreement, such termination to be effective 60 business days' after written notice thereof is given to Debtor and Collateral Agent.

Section 9. Complete Agreement. This Agreement and the instructions and notices required or permitted to be executed and delivered hereunder set forth the entire agreement of the parties with respect to the subject matter hereof, and, subject to Section 7 above supersede any prior and contemporaneous agreements (whether oral or written) of the parties concerning its subject matter.

Section 10. Amendments. No amendment, modification or (except as otherwise specified in Section 8 above) termination of this Agreement, nor any assignment of any rights hereunder (except to the extent contemplated under Section 12 below), shall be binding on any party hereto unless it is in writing and is signed by each of the parties hereto, and any attempt to so amend, modify, terminate or assign except pursuant to such a writing shall be null and void. No waiver of any rights hereunder shall be binding on any party hereto unless such waiver is in writing and signed by the party against whom enforcement is sought.

Section 11. Severability. If any term or provision set forth in this Agreement shall be invalid or unenforceable, the remainder of this Agreement, other than those provisions held invalid or unenforceable, shall be construed in all respects as if such invalid or unenforceable term or provision were omitted.

Section 12. Successors. The terms of this Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective corporate successors or heirs and personal representatives. This Agreement may be assigned by Collateral Agent to any successor of Collateral Agent under the Security Agreement, provided that written notice thereof is given by Collateral Agent to Securities Intermediary.

Section 13. Notices. Except as otherwise expressly provided herein, any notice, order, instruction, request or other communication required or permitted to be given under this Agreement shall be in writing and deemed to have been properly given when delivered in person, or when sent by telecopy or other electronic means and electronic confirmation of error-free receipt is received or upon receipt of notice sent by certified or registered United States mail, return receipt requested, postage prepaid, addressed to the party at the address set forth next to such party's name on the signature pages to this Agreement. Any party may change its address for notices in the manner set forth above.

Section 14. Counterparts. This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing and delivering one or more counterparts.

Section 15. Choice of Law. Regardless of any provision in any other agreement relating to the Account, the parties hereto agree that, subject to Section 8 of this Agreement, the establishment and maintenance of the Account, and all interests, duties and obligations with respect to the Account and this Agreement shall be governed by the law of the State of New York.

IN WITNESS WHEREOF, each of the parties hereto has executed and delivered this Agreement as of the day and year first written above.

SIGNATURES:

COLLATERAL AGENT:

WACHOVIA BANK, N.A.

By:_________________________________
Name:
Title:
Notice Address:

191 Peachtree Street, N.E.

Atlanta, Georgia 30303

DEBTOR:

[insert Gerber entity name]

By:_________________________________
Name:
Title:

Notice Address:

____________________________________

____________________________________

SECURITIES INTERMEDIARY:

[insert Securities Intermediary entity name]

By:_________________________________
Name:
Title:

Notice Address:

____________________________________

____________________________________